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       Investor  Susie Ter-Jung             Media     Stewart Lindsay
       Contact:  Bunge Limited              Contact:  Bunge Limited
                 1-914-684-3398                       1-914-684-3369
                 Susie.Ter-Jung@Bunge.com             Stewart.Lindsay@Bunge.com


         Bunge Provides Updates on Second-Half 2005 Business Performance

White Plains, NY - September 7, 2005 - Bunge Limited (NYSE: BG) today will update the Prudential Back-to-School Conference on the Company's performance in the second half of 2005:


     o Weak operating conditions in the Brazilian fertilizer industry are expected to persist for the remainder of the year. ANDA, the Brazilian fertilizer association, now estimates that annual retail NPK fertilizer volumes will be 12 percent below 2004 levels. A stronger Brazilian real has contributed to a combination of high input costs and lower income from crop sales for farmers. A severe drought in the southern region of the country and a lack of promised economic relief from the government to drought-affected farmers have also put pressure on farm economics.

     o Conditions are affecting this calendar year. The long-term, positive fundamentals of the Brazilian fertilizer industry remain unchanged.

     o As a result of the expected completion of a legal restructuring initiated with the 2004 buyout of minority interests, Bunge expects to realize approximately $40 million in tax benefits in the fourth quarter of 2005, assuming a stable Dollar/real exchange rate.

     o Due to this legal restructuring, and initiatives taken to reduce exposure to a stronger Brazilian real, the company is revising guidance for its 2005 effective tax rate to a range of between 18 and 22 percent from a range of between 28 and 33 percent.

     o As a result of these factors, and assuming stable currencies in South America and Europe and normal 2005/2006 North American and European crops, Bunge is maintaining its 2005 net income guidance of $485 to $505 million, which represents fully diluted per share earnings of $4.05 to $4.22 per share, based on an estimated weighted average of
          120.9 million shares outstanding.

     o Unlike 2004, and current analyst consensus, the company does not expect to earn the majority of its second-half net income in the third quarter.

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Bunge's presentation will begin at 3:45 p.m. Eastern time and will be webcast live on Bunge.com.

Webcast Information

To access the webcast, go to the Bunge Web site (www.Bunge.com) and select the "News and Information" link at the bottom left. Select "Webcasts and Upcoming Events," and follow the prompts for the "Prudential Back-to-School Conference."

A replay of the webcast, available later in the day on September 7, will be archived on the Bunge Web site. To access the replay, go to "News & Information" and select the "Audio Archive" link. Click on the "Replay" link, and follow the prompts to access the presentation.

About Bunge Limited

Bunge Limited (http://www.Bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 25,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this


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release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.



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